SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K




         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (date of event reported):  April 2, 1998.



                      INTILE DESIGNS, INC.
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-49854-A


               DELAWARE                        13-3625325
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


9716 Old Katy Road, Suite 110
Houston, Texas                                     77055
(Address of principal executive offices)         (Zip Code)


         Registrant's Telephone Number:  (713) 468-8400


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

            Item 1.  CHANGES IN CONTROL OF REGISTRANT
                      ITEM 5.  OTHER EVENTS

      On April 2, 1998, Intile Designs, Inc. ("Company"), entered into a Letter of Intent ("LOI"), to sell 25,000,000 new shares of the Company's Common Stock for $2,000,000 in cash, to Energy Drilling Industries, Inc. ("EDII")(OTCBB: EDII). This will represent an ownership of approximately 82% of Intile. The proceeds of the sale will be used in the restructuring of the Company's senior debt on terms more favorable to the Company. The LOI is subject to certain conditions, including due diligence by both parties, amendment of the Company's charter to increase the number of authorized shares of Common Stock, negotiating terms of debt restructuring with the Company's senior lender, and negotiating definitive agreements to effect the transaction.

      Headquartered in Houston, Texas, EDII is a holding  company
with  diverse  interests in five industry segments:   industrial,
financial, oil and gas, real estate and entertainment.

      The Company also announced that it anticipates reporting approximately $13,500,000 in revenues for the year ended March
31, 1998.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTILE DESIGNS, INC.

DATED:  April 10, 1998             By: (Signature)
                                       G. C. Siller, Jr., President